Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Marten Transport, Ltd. (the “Company”) on Form 10-K for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best knowledge of the undersigned:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2023	/s/ Timothy M. Kohl
Timothy M. Kohl
Chief Executive Officer

/s/ James J. Hinnendael
James J. Hinnendael
Executive Vice President and Chief Financial Officer

February 28, 2023

VIA EDGAR

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Marten Transport, Ltd.

File No. 0-15010

Ladies and Gentlemen:

On behalf of Marten Transport, Ltd. (the “Company”), we are hereby furnishing for filing via EDGAR the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Pursuant to General Instruction D.3. of Form10-K, the Company represents that the financial statements included in the Form 10-K do not reflect a change from the preceding fiscal year in any accounting principles or practices, or in the method of applying such principles or practices.

Any questions or comments regarding this filing may be directed to the undersigned at (612) 607-7557.

Yours very truly,

/s/ Patrick J. Pazderka

Patrick J. Pazderka

Fox Rothschild LLP

33 South Sixth Street, Suite 3600

Minneapolis, MN 55402

cc:	Mr. James J. Hinnendael